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                        STB SYSTEMS, INC. AND SUBSIDIARIES
          COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                   (UNAUDITED)
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                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED
                                                   JANUARY 31,
                                               1997           1996
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Net income                                 $    2,252     $    1,214
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PRIMARY:
Weighted average number of shares
 outstanding                                4,514,846      4,500,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with exercise
 proceeds                                  $  272,897          -
                                           -------------------------

Net income per share                       $     0.47     $     0.27
                                           -------------------------
                                           -------------------------

FULLY DILUTIVE
Weighted average number of shares
 outstanding                                4,514,846      4,500,000

Additional weighted average shares
 from assumed exercise of dilutive
 stock options, net of shares assumed
 to be repurchased with exercise
 proceeds                                     388,857          -

                                           -------------------------
Net income per share                       $     0.46     $     0.27
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